                              SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT,
                               AND LIMITED WAIVER
                               ------------------


     This SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, AND LIMITED WAIVER (herein this "Amendment") is entered into as of March 22, 1994, among HOUSE OF FABRICS, INC., a Delaware corporation (the "Company" or "HF"), FABRICLAND, INC., an Oregon corporation and a Subsidiary of the Company ("FL"), HOUSE OF FABRICS OF SOUTH CAROLINA, INC., a South Carolina corporation and a Subsidiary of the Company ("HS"), SOFRO FABRICS, INC., a Nevada corporation and a Subsidiary of the Company ("SF"; HF, FL, HS, and SF being hereinafter collectively referred to as the "Borrower", and each individually as a "Borrower" or as a "Borrower Entity"), the several financial institutions party to this Amendment, and Bank of America National Trust and Savings Association, as agent for the Banks and the Issuing Banks. All terms used herein and not otherwise defined herein that are defined in the Credit Agreement (as defined below), shall have the meaning ascribed thereto in the Credit Agreement when used herein.

     WHEREAS, the Agent and the Banks heretofore made available to the Borrower a secured revolving credit facility in the aggregate amount of up to $165,000,000, pursuant to an Amended and Restated Revolving Credit Agreement dated as of November 30, 1993, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of February 16, 1994 (herein, as the same may from time to time be amended, modified, supplemented, renewed, or restated, the "Credit Agreement"); and

     WHEREAS, the Borrower is in default of one of the financial covenants set forth in the Credit Agreement and has requested the Agent and the Banks to waive such default;

     WHEREAS, the parties hereto wish to amend the Credit Agreement to provide, among other things, for a $10,000,000 subfacility for letters of credit and to provide for a limited waiver thereunder, as expressly set forth herein, and only as expressly set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby amend the Credit Agreement, and provide for a limited waiver thereunder, as follows, and the parties hereto hereby agree as follows:

1.   Limited Waiver.
     --------------

     (a) The Borrower has advised the Agent and the Banks that, as of the end of the fiscal quarter of the Borrower that ended on January 31, 1994, the Borrower was not in compliance with Section

7.17 of the Credit Agreement. The Event of Default involving the failure of the Borrower to be in compliance with Section 7.17 of the Credit Agreement as at the end of such fiscal quarter is referred to herein as the "Specified Event of Default." The Borrower has requested the Agent and the Banks, and the Agent and the Banks are willing, expressly subject to the terms and conditions set forth herein, to waive the Specified Event of Default for the limited time and on the limited basis set forth herein. As used herein, "Other Event of Default" means any Event of Default other than the Specified Event of Default.

     (b) Except as otherwise set forth in the balance of this section, commencing at such time as this Amendment becomes effective in accordance with its terms, from and after January 31, 1994, and continuing through and including April 29, 1994, the Agent and the Banks hereby waive the Specified Event of Default for such duration. The continuing effectiveness of the limited waiver set forth in the immediately preceding sentence (hereinafter the "Limited Waiver") is conditioned upon the non-occurrence of any Other Event of Default. Should any Other Event of Default occur during the period that the Limited Waiver is in effect, the Limited Waiver shall cease and the Specified Event of Default shall no longer be deemed to have been waived by the Agent and the Banks. The Limited Waiver, unless subsequently extended or renewed in a writing signed by the Agent and the Majority Banks, shall only be effective through April 29, 1994, and thereafter the Specified Event of Default no longer shall be deemed to have been waived by the Agent and the Banks.

     (c) The Limited Waiver is specific in time and in intent and does not constitute, nor should it be construed as constituting, except to the extent expressly set forth herein, a waiver or modification of any term of, or right, power, or privilege under, the Credit Agreement, the Loan Documents, or any agreement, contract, indenture, document, or instrument mentioned therein. Nothing herein constitutes a waiver of any Other Event of Default or of any Event of Default based on future, post-January 31, 1994 non-compliance with
Section 7.17 of the Credit Agreement.

     (d) The Limited Waiver does not preclude any exercise or further exercise of any other right, power, or privilege under any Loan Document, including without limitation, the taking of any action or remedy based upon any Other Event of Default. Upon the expiration of the Limited Waiver, the Banks may exercise any of their rights, remedies, powers, or privileges under the Credit Agreement without limitation, including the ability to declare an Event of Default premised upon the Borrower's failure to be in compliance with the provisions of the Loan Documents as in effect prior to the giving of the Limited Waiver provided for herein (as modified by the amendments set forth in this Amendment).

2. The following defined terms are added to Section 1.01 of the Credit Agreement, to be inserted alphabetically:

          "Issuing Bank" means, with respect to a Letter of Credit:  (a) BofA,
           ------------
if the Borrower selects BofA to issue such Letter of Credit under this Agreement; or (b) Such Bank, other than BofA, selected by the Borrower to issue such Letter of Credit under this Agreement, if such Bank, in its sole discretion, shall have agreed to issue such Letter of Credit.

          "Letter of Credit" means any letter of credit that is issued pursuant
           ----------------
to this Agreement at the request of and for the account of any Borrower Entity by an Issuing Bank, for the purpose of providing the principal payment mechanism in connection with the purchase of Inventory from an overseas supplier, by a Borrower Entity, in the ordinary course of business.

          "Letter of Credit Usage" means, on any date of determination, the sum
           ----------------------
of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then issued and outstanding, plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by the Borrower.

          "Pro Rata Share" means, with respect to each Bank, as of any time of
           --------------
determination, the fraction obtained by dividing such Bank's Revolving Commitment by the Aggregate Revolving Commitment.

          "Swing Line Advance" means any discretionary advance made by BofA to
           ------------------
the Borrower pursuant to Section 2.15.

          "Total Utilization of Revolving Commitments" means, on any date of
           ------------------------------------------
determination, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, plus (ii) the aggregate principal amount of Swing Line Advances outstanding, plus (iii) Letter of Credit Usage.

3. The following defined terms contained in Section 1.01 of the Credit Agreement are amended in the respects noted:

          (a)  The definition of "Available Aggregate Revolving Commitment" is
                                  ----------------------------------------
amended and restated in its entirety to read as follows:

          "Available Aggregate Revolving Commitment" means, at any given time,
           ----------------------------------------
     the Aggregate Revolving Commitment then in effect minus the aggregate Revolving Loans outstanding (provided that for the purpose of determining the fee provided for in Section 2.10(b) hereof, Letter of Credit Usage shall not be treated as Revolving Loans outstanding).

          (b)  The definition of "Bank" is amended and restated in its entirety
                                  ----
to read as follows:

          "Bank" has the meaning specified in the introductory clause hereto.
           ----
     Without limiting the generality of the
     foregoing, all references in the Loan Documents to "Bank" or "Banks" includes each "Issuing Bank" acting in such capacity unless the context clearly requires otherwise.

          (c)  The definition of "Consolidated Accounts Payable" is amended and
                                  -----------------------------
restated in its entirety to read as follows:

          "Consolidated Accounts Payable" means, as of any date of
           -----------------------------
determination, the amount that would, in accordance with GAAP, and without duplication, be included as the aggregate amount of accounts payable on a consolidated balance sheet of the Company and its Subsidiaries; provided,
                                                                --------
however, that there shall be excluded from "Consolidated Accounts Payable" the
- - -------
aggregate amount of accounts payable that are supported by Letters of Credit.

          (d)  The definition of "Loan" is amended and restated in its entirety
                                  ----
to read as follows:

          "Loan" means an extension of credit by a Bank to or for the benefit of
           ----
     the Borrower pursuant to Article II (other than a Swing Line Advance prior to the conversion thereof, if at all, into a Revolving Loan), and may be a Base Rate Loan or Offshore Rate Loan. Where a Bank has made a payment to an Issuing Bank on account of its participation in a Letter of Credit following a draw thereunder that has not been fully reimbursed by the Borrower, the extension of credit by such Bank to the Borrower resulting from the making of such payment shall be deemed a Loan for the purposes of all provisions of the Loan Documents, unless the context clearly requires otherwise.

          (e)  The definition of "Loan Documents" is amended and restated in its
                                  --------------
entirety to read as follows:

          "Loan Documents" means this Agreement, the Notes, the Security
           --------------
     Agreements, and all documents, certificates, or instruments delivered to the Agent, any Issuing Bank, or any Bank in connection therewith.

          (f)  The definition of "Majority Banks" is amended and restated in its
                                  --------------
entirety to read as follows:

          "Majority Banks" means, at any time, Banks then holding at least 66-
           --------------
     2/3% of the Aggregate Revolving Commitment, or, if the Aggregate Revolving Commitment is zero, Banks then holding at least 66-2/3% of the combined (a) aggregate outstanding Revolving Loans, and (b) aggregate outstanding Letter of Credit Usage (giving effect to the participations therein provided for herein).

          (g)  The definition of "Obligations" is amended and restated in its
                                  -----------
entirety to read as follows:

          "Obligations" means all Loans, and other Indebtedness, advances,
           -----------
     debts, liabilities, obligations, covenants and duties owing by the Borrower to any Bank, the Agent, any Issuing Bank, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document (including without limitation interest that accrues after the commencement of any Insolvency Proceeding, or that otherwise would accrue after the commencement of any Insolvency Proceeding but for the effect of the Bankruptcy Code or any like statute), whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or the issuance of a Letter of Credit or the honoring of a draw thereunder, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

4. Section 2.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "2.01  Amounts and Terms of Revolving Commitments.  Each Bank severally
            ------------------------------------------
agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower (each such Loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.01 under the heading "Revolving Commitment" (such amount as the same may or shall be reduced pursuant to Section
2.05 or as a result of one or more assignments pursuant to Section 10.08, the Bank's "Revolving Commitment"); provided, however, that, after giving effect to
                                --------  -------
any Borrowing of Revolving Loans, Total Utilization of Revolving Commitments shall not exceed the lesser of the Aggregate Revolving Commitment and the Borrowing Base. Anything in this Agreement (except for the next following paragraph of this Section) to the contrary notwithstanding, any Revolving Loan or portion thereof at any time outstanding hereunder that was not made, converted to, or continued as an Offshore Rate Loan strictly in compliance with the terms, provisions, and conditions hereof shall be a Base Rate Loan.

     Without limiting the generality of the foregoing, and subject to the terms, provisions, and conditions contained herein, on the Closing Date the principal amount of all loans outstanding under the Old Credit Agreement and under the Existing Indebtedness shall be converted into, and shall be deemed to be, Base Rate Loans hereunder, and the Banks, acting through the Agent and at the Agent's direction, shall make such intra-Bank adjustments, by means of transfers through the Agent, to their respective outstandings, that, after giving effect to such conversion on the Closing Date, and after giving effect to any new Borrowings, if any, funded on the Closing Date, the aggregate outstanding Revolving Loans held by each Bank shall bear the same relationship to such Bank's Revolving Commitment as the relationship of the aggregate outstanding Revolving Loans held by all of the Banks to the Aggregate Revolving Commitment. The Agent, the Banks, and the Borrower agree that any amount advanced by any Bank in connection with such intra-Bank adjustments shall be a Loan hereunder, and any amount received by any Bank in connection with such intra-Bank adjustments shall be a payment of the Loans of such Bank outstanding hereunder.

     Within the limits of each Bank's Revolving Commitment, and subject to the other terms, provisions, and conditions hereof, including the limitation that Total Utilization of Revolving Commitments shall not in the aggregate exceed the Borrowing Base, the Borrower may borrow under this Section 2.01, repay pursuant to Section 2.06, and reborrow pursuant to this Section 2.01."

5. Section 2.05 (a) of the Credit Agreement is amended and restated in its entirety to read as follows:

          "(a) The Borrower may, upon not less than five Business Days' prior notice to the Agent, terminate the Aggregate Revolving Commitment or permanently reduce all or a portion of the Aggregate Revolving Commitment by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000; provided that no
                                                            --------
such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then Total Utilization of Revolving Commitments would exceed the amount of the Aggregate Revolving Commitment then in effect and, provided, further, that once
                                                   --------  -------
reduced in accordance with this Section 2.05, the Aggregate Revolving Commitment may not be increased. Any reduction of the Aggregate Revolving Commitment shall be applied to each Bank's Revolving Commitment in accordance with such Bank's Commitment Percentage. All accrued commitment fees to, but not including the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination."

6. Section 2.08(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

          "(b) Anything herein to the contrary notwithstanding, at no time shall Total Utilization of Revolving Commitments exceed the Borrowing Base then in existence, and, if at any time there is such an excess, immediately thereupon (and in any event by 11:00 a.m. San Francisco time the next Business Day) the Borrower shall repay Revolving Loans, and/or advances made pursuant to Section
2.15 hereof, in an amount sufficient to eliminate such excess."

7. Section 2.08(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

          "(c) In connection with any reduction of the Aggregate Revolving Commitment, if Total Utilization of Revolving Commitments thereafter would exceed the Aggregate Revolving Commitment, the Borrower immediately and concurrently with such reduction (and in any event by 11:00 a.m. San Francisco time on the Business Day of such reduction, or by 11:00 a.m. San Francisco time on the next following Business Day if the date of such reduction is not a Business Day) shall repay Revolving Loans, and/or advances made pursuant to
Section 2.15 hereof, in an amount sufficient to eliminate such excess."

8.   A new Section 2.16 is added to the Credit Agreement, to read as follows:

          "2.16  Commercial Letters of Credit.
                 ----------------------------

          (a)  Commercial Letters of Credit.  In addition to the Borrower
               ----------------------------
requesting that the Banks make Loans, the Borrower may request, in accordance with the provisions of this Section 2.16(a), that on and after the Closing Date an Issuing Bank issue Letters of Credit for the account of the Borrower;

provided that the Borrower shall not request and any Issuing Bank shall not
- - --------
issue any Letter of Credit if: (i) after giving effect to such issuance, the Total Utilization of Revolving Commitments would exceed the lesser of the Aggregate Revolving Commitment then available or the then applicable Borrowing Base (as the Aggregate Revolving Commitment may be reduced or limited from time to time pursuant to the provisions hereof); (ii) after giving effect to such issuance, Letter of Credit Usage in respect of all Letters of Credit would exceed $10,000,000; (iii) any Letter of Credit shall have an expiration date later than the Revolving Termination Date; and (iv) any Letter of Credit shall have an expiration date more than 180 days after its date of issuance. The issuance of any Letter of Credit in accordance with the provisions of this section shall be given effect in the calculation of the Total Utilization of Revolving Commitments and shall require the satisfaction of each condition set forth in Section 4.03.

          Immediately upon the issuance of each Letter of Credit by the Issuing Bank, each Bank shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and drawings thereunder in an amount equal to such Bank's Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

          (b)  Notice of Issuance.  Whenever the Borrower desires the issuance
               ------------------
of a Letter of Credit, it shall make request therefor to the Issuing Bank (with a copy to the Agent) at least two Business Days, or such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance, specifying (i) the proposed date of issuance

(which shall be a business day under the laws of the jurisdiction of the Issuing
Bank), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, and (iv) the name and address of the beneficiary.

          Together with such request for the issuance of a Letter of Credit, Borrower shall deliver to the Issuing Bank and the Agent a notice which shall certify that (i) the Letter of Credit requested to be issued, when added to the then Total Utilization of Revolving Commitments, will not exceed the lesser of the Aggregate Revolving Commitment and the Borrowing Base then available (as the Aggregate Revolving Commitment may be reduced or limited from time to time pursuant to the provisions hereof), (ii) Sections 4.03(b) & (c) are satisfied on and as of the date of delivery of such notice, and (iii) when the requested Letter of Credit is issued, total Letter of Credit Usage will not exceed $10,000,000, and shall deliver to the Issuing Bank an executed application for such Letter of Credit in the form customarily required by the Issuing Bank for the issuance of commercial letters of credit, and specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its reasonable
                      --------
judgment, may require changes in any such documents and certificates. Any Letter of Credit shall be issued in such form and format as may be required by the Issuing Bank, consistent with its customary requirements for similar letters of credit. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

          Upon receipt by the Issuing Bank of such notice and such other documents from the Borrower requesting the issuance of a Letter of Credit, and upon compliance with all applicable provisions and conditions of this Agreement (including, without limitation, with respect to any Issuing Bank that is a Bank other than BofA, the requirement that such Bank in its sole discretion shall have agreed to issue such Letter of Credit), the Issuing Bank shall issue such Letter of Credit and shall notify the Borrower and the Agent of such issuance. If the Issuing Bank for any reason declines to issue a Letter of Credit, the Issuing Bank shall promptly so notify the Borrower and the Agent and no Letter of Credit will be issued. On a semi-monthly basis, each Issuing Bank shall notify the Agent, which in turn shall notify each Bank, of the amount of each such Bank's respective participation in the Letters of Credit issued by such Issuing Bank, determined in accordance with Section 2.16(d).

          (c)  Payment of Amounts Drawn Under Letters of Credit.  In the event
               ------------------------------------------------
of any request for drawing under any Letter of Credit
by the beneficiary thereof, the Issuing Bank shall immediately (and in any event no later than one Business Day prior to the date of payment under such Letter of Credit) notify the Borrower and the Agent, and the Borrower shall reimburse such Issuing Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. If the Borrower shall fail to reimburse such Issuing Bank on the date of any payment under a Letter of Credit issued by it in an amount equal to the amount of such payment, the Issuing Bank shall so advise the Agent as provided in subsection (d) below, and (i) the Borrower shall be deemed to have given a Notice of Borrowing to the Agent requesting the Banks to make Revolving Loans that are Base Rate Loans on the date on which such drawing is honored in an amount equal to the smallest integral multiple of $1,000,000 that is not less than the amount of such drawing (unless the funding of such amount would cause Total Utilization of Revolving Commitments to exceed the Aggregate Revolving Commitment, in which event the requested amount of Revolving Loans shall be the maximum amount that can be funded without causing Total Utilization of Revolving Commitments to exceed the Aggregate Revolving Commitment), and (ii) subject to the satisfaction or waiver of the applicable conditions specified herein for the making of Revolving Loans (except that minimum dollar limitations on Borrowings shall not be applicable), the Banks shall, on the Business Day next following the date of such drawing, make Revolving Loans that are Base Rate Loans in such aggregate amount determined as set forth above, which shall be applied directly by the Agent to reimburse such Issuing Bank for the amount of such drawing together with such accrued interest thereon, with the balance, if any, to the Borrower; provided,
                                                                     --------
that, if for any reason proceeds of Revolving Loans are not received by such Issuing Bank on such date in an amount equal to the amount of such drawing together with accrued interest thereon, the Borrower shall reimburse such Issuing Bank, within one Business Day of the date of such drawing, in the amount of such drawing less the amount of such Revolving Loans, if any, that are so received, plus accrued interest thereon. In such event, if the Borrower fails to reimburse such Issuing Bank in such amount within one Business Day of the date of such drawing, such failure shall be deemed to be an Event of Default under Section 8.01(a)(i) hereof. Interest on all amounts not reimbursed to such Issuing Bank on the date of such drawing shall accrue at the rates set forth herein for Base Rate Loans (including, if and as applicable, past due or default rates).

          (d)  Payment by Banks.  If the Borrower shall fail to reimburse an
               ----------------
Issuing Bank as provided in Section 2.16(c) in an amount equal to the amount of any drawing honored by such Issuing Bank under a Letter of Credit issued by it together with accrued interest thereon, such Issuing Bank shall promptly notify the Lenders by 3:00 p.m. (San Francisco time) of the unreimbursed amount of such drawing together with accrued interest thereon and of each Bank's respective participation therein based on each Bank's Pro Rata Share of the Aggregate Revolving Commitment. Each Bank shall make available to the Agent, for distribution to such

Issuing Bank, an amount equal to its respective participation, in same day funds, at the office of the Agent specified in such notice, not later than 10:00 A.M. (San Francisco time) on the Business Day next following the date notified by the Issuing Bank. The day of payment by each Bank to the Agent, for distribution to such Issuing Bank, and the day of notice by such Issuing Bank to each Lender each shall be both a Business Day and a business day under the laws of the jurisdiction of each such Bank. If any Bank fails to make available to the Agent, for distribution to such Issuing Bank, the amount of such Bank's participation in such Letter of Credit as provided in this subsection, such Issuing Bank, or the Agent on its behalf, shall be entitled to recover such amount on demand from such Bank, together with interest (to the extent such interest is not received from the Borrower) until such amount is recovered at the Federal Funds Rate. Nothing in this subsection shall be deemed to prejudice the right of any Bank to recover from an Issuing Bank any amounts made available by such Bank to such Issuing Bank pursuant to this subsection if it is determined by a final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Bank in respect of which payment was made by such Bank constituted gross negligence or willful misconduct on the part of such Issuing Bank. Each Issuing Bank shall distribute to the Agent, for distribution to each other Bank which has paid all amounts payable by it under this subsection with respect to any Letter of Credit issued by such Issuing Bank, such other Bank's Pro Rata Share of all payments received by such Issuing Bank from any Borrower Entity in reimbursement of drawings honored by such Issuing Bank under such Letter of Credit if and when such payments are received. The Borrower shall be liable to the Banks for all of the principal and interest made available by the Banks to any Issuing Bank pursuant to this subsection and interest on all amounts made available by Banks to any Issuing Bank shall accrue at the rates set forth herein for Base Rate Loans (including, if and as applicable, past due or default rates). All such principal and interest amounts shall be part of the Obligations.

          (e) Compensation.  The Borrower agrees to pay the following amounts
              ------------
with respect to each Letter of Credit issued on behalf of Borrower:

          (1) to the Agent, monthly in arrears, for distribution as provided below, a letter of credit fee equal to the greater of $125 or 1/4% of the maximum amount available to be drawn under such Letter of Credit;

          (2) to the Agent, for distribution as provided below, with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 2.16(c)) at a rate equal to the rate applicable to Base Rate Loans as the same may vary from time to time (giving effect, if and as applicable, to past due or default rates provided for herein); and

          (3) to the Issuing Bank, issuance, opening, negotiation, amendment, presentation, administrative, documentary, and processing charges and other charges in accordance with the Issuing Bank's standard schedule for such charges from time to time in effect or as otherwise mutually agreed.

          On a monthly basis upon receipt by the Agent of any amount described in clauses (1) and (2) of this subsection, the Agent shall distribute to each Bank its Pro Rata Share of such amount. All amounts provided for by this subsection are payable notwithstanding any cancellation or prepayment of any Letter of Credit issued hereunder.

          (f)  Obligations Absolute.  With respect to each Letter of Credit, the
               --------------------
obligation of the Borrower to reimburse the Issuing Bank for payments made by the Issuing Bank with respect to drawings made under such Letter of Credit, and, subject to the express provisions of Section 2.16(d), the obligations of the Banks under Section 2.16(d), shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          i)  any lack of validity or enforceability of such Letter of Credit;

          ii) the existence of any claim, set-off, recoupment, defense, or other right that any Borrower Entity or any Lender may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entitles for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower Entity or any of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

          iii) any draft, demand, certificate, or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          iv) payment by the Issuing Bank under such Letter of Credit against presentation of a demand, draft, or certificate or other document that does not comply with the terms of such Letter of Credit; provided that such
                                                         --------
     payment does not constitute gross negligence or willful misconduct of the

     Issuing Bank, as determined by a final judgment of a court of competent jurisdiction;

          v)  the occurrence of any Material Adverse Effect;

          vi) any breach of this Agreement or any other Loan Document by any Borrower Entity, the Agent or any Bank, other than a breach involving the wrongful issuance or honor of such Letter of Credit by the Issuing Bank under circumstances where issuance or payment by the Issuing Bank constituted gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction;

          vii) the fact that an Event of Default shall have occurred and be continuing; or

          viii) any other circumstance of happening whatsoever that is similar to any of the foregoing.

          (g) Indemnification; Nature of Issuing Bank's Duties.  In addition to
              ------------------------------------------------
amounts payable as elsewhere provided in this Section 2.16, the Borrower hereby agree to protect, indemnify, pay, and hold each Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including reasonable out-of-pocket attorneys' fees and costs) that such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, or (ii) the failure of such Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts
       -- ----    -- -----
or omissions are herein called "Government Acts").

          As between the Borrower and any Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit.
In furtherance and not in limitation of the foregoing, subject to the last paragraph of this Section 2.16(g), the Issuing Bank shall not be responsible:
(i) for the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, or for the identify of any purported transferee or assignee of any beneficiary thereof; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted to be taken by the Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, and to the extent not with gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, shall not put such Issuing Bank under any resulting liability to the Borrower or any of its Subsidiaries.

          Notwithstanding anything to the contrary contained in this Section 2.16(g), the Borrower shall have no obligation to indemnify any Issuing Bank in respect of any liability incurred by such Issuing Bank arising out of the gross negligence or willful misconduct of such Issuing Bank, as determined by a final judgment of a court of competent jurisdiction.

9. Section 3.03 of the Credit Agreement is amended and restated in its entirety to read as follows:

     3.03  Increased Costs and Reduction of Return.
           ----------------------------------------

          (a) If any Bank or Issuing Bank shall determine that, due to either
(i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank or Issuing Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, or issuing or honoring Letters of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank or Issuing Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank or Issuing Bank (or its Lending Office) or any corporation controlling the Bank or Issuing Bank, with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or Issuing Bank or any corporation controlling the Bank or Issuing Bank and (taking into consideration such Bank's or Issuing Bank's or such corporation's policies with respect to capital adequacy and such Bank's or Issuing Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Commitment, Revolving Loans, Letters of Credit or participations therein, or obligations under this Agreement, then, upon demand of such Bank or Issuing Bank (with a copy to the Agent), the Borrower shall upon demand pay to the Bank or Issuing Bank, from time to time as specified by the Bank or Issuing Bank, additional amounts sufficient to compensate the Bank or Issuing Bank for such increase."

10.  A new Section 4.03 is added to the Credit Agreement, to read as follows:

     "4.03  Conditions to All Letters of Credit.  The issuance of any Letter of
            -----------------------------------
Credit by an Issuing Bank hereunder is subject to prior or concurrent satisfaction of all the following conditions:

          (a)  Notice.  The Issuing Bank (and, to the extent applicable, the
               ------
Agent) shall have received, in accordance with the provisions of Section 2.16(b), a notice requesting the issuance of such Letter of Credit, an executed application for such Letter of Credit in the form customarily required by the Issuing Bank for the issuance of letters of credit, all other information specified in Section 2.16(b), and such other documents as the Issuing Bank reasonably may require in connection with the issuance of such Letter of Credit.

          (b)  Continuation of Representations and Warranties.  The
               ----------------------------------------------
representations and warranties made by the Borrower contained in Article V or contained in the Security Agreements shall be true and correct in all material respects on and as of the date of such issuance of a Letter of Credit with the same effect as if made on and as of such issuance of a Letter of Credit (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

          (c) No Existing Default.  No Default or Event of Default shall exist
              -------------------
or shall result from such issuance of a Letter of Credit; and

          (d)  Satisfaction of Other Conditions.  Any other applicable
               --------------------------------
conditions to the issuance of such Letter of Credit contained in Section 2.16 shall have been satisfied."

11. Section 8.02(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

          "(b) (i) demand that the Borrower hypothecate cash or cash equivalents in an amount equal to the Letter of Credit Usage and, upon such demand, Borrower agrees that it will hypothecate such amount, and (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, an amount equal to Letter of Credit Usage (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts and other documents required to draw under such Letter of Credit, and which amount, if received from the Borrower, may be applied thereto or held as cash collateral therefor), and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and"

12. Exhibit A to the Credit Agreement is amended and restated in its entirety to read as set forth in the revised Exhibit A attached hereto and incorporated herein by this reference as though set forth in full.

13. Exhibit B to the Credit Agreement is amended and restated in its entirety to read as set forth in the revised Exhibit A attached hereto and incorporated herein by this reference as though set forth in full.

14. This Amendment shall become effective only upon the satisfaction of each of the following conditions precedent:

     (a) The Agent shall have received from each Borrower Entity, each Bank, and the Agent, an original of, or a facsimile of, a counterpart signature page to this Amendment signed by a duly authorized representative of such Person (to be followed promptly thereafter by the delivery by each such Person to the Agent of sixteen (16) original signed counterpart signature pages to this Amendment, for distribution by the Agent as appropriate).

     (b) The Agent shall have received from the Borrower an original of, or a facsimile of, each of the resolutions of the board of directors of each of the Borrower Entities approving and authorizing the execution, delivery, and performance by such Person of this Amendment, in each case duly certified by the corporate secretary of such Person as having been adopted at a meeting of the board of directors of such Person or by unanimous written consent of the directors of such Person without a meeting, as being in full force and effect, and as not having been rescinded or superseded (to be followed promptly thereafter by the delivery by each such Person to the Agent of sixteen (16) original counterparts of each such set of certified resolutions, for distribution by the Agent as appropriate).

     (c) The Agent shall have received from in-house and outside counsel to the Borrower favorable written legal opinions, in form and content acceptable to the Agent and its counsel, opining as to the due authorization, execution, and delivery of this Amendment, and as to the enforceability of this Amendment and of the Credit Agreement as amended hereby.

     (d)  All representations and warranties of the Borrower contained in
     Section 15 of this Amendment shall be true and correct as of the date that the conditions set forth in subsections (a), (b),and (c) of this section are satisfied.

15.  The Borrower represents and warrants to the Agent and each Bank that:

     (a)  The Company and each of its Subsidiaries:

          (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

          (ii) has the power and authority and all necessary governmental licenses, authorizations, consents, and approvals, if any, to execute, deliver, and perform its obligations under this Amendment.

     (b) The execution, delivery, and performance by the Company and its Subsidiaries of this Amendment have been duly authorized by all necessary corporate action, and do not and will not:

          (i)  contravene the terms of any of that Person's Organization
          Documents;

          (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ, or decree of any Governmental Authority to which such Person or its Property is subject; or

          (iii)  violate any Requirement of Law.

     (c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, the Company or any of its Subsidiaries of this Amendment.

     (d) This Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     (e) After giving effect to the Limited Waiver, no Default or Event of Default has occurred and is continuing.

     (f) The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all respects on and as of the date of this Amendment as though made on and as of such date.

16. This Amendment is a Loan Document. Except as expressly amended hereby, and except for the effect of the Limited Waiver, the Credit Agreement remains in full force and effect. The Obligations continue to be secured by the Collateral.

17. The provisions of this Amendment shall be binding upon and inure to the benefit of the Borrower Entities, the Banks, the Agent, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Agent and each Bank.

18. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

19. The illegality or unenforceability of any provision of this Amendment shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment.

20. This Amendment is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment. Neither the Agent nor any Bank shall have any obligation to any Person not a party to this Amendment.

21. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

22. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OR CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH OF THE BORROWER, THE AGENT, AND THE BANKS CONSENTS, FOR ITSELF AND

IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT, AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM
                                                                          -----
NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION
- - --------------
OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT, AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

23. THE BORROWER, THE BANKS, AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS, AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AMENDMENT.

24. This Amendment, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Banks, and the Agent, and, except as otherwise provided in the Credit Agreement, supersedes all prior or contemporaneous Amendments and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the letter referenced in subsection 2.10(a) of the Credit Agreement, and except for any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs, or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Banks. The foregoing notwithstanding, this Amendment and the Loan Documents do not supersede any provision or provisions of the Old Credit Amendment or of any of the Old Loan Documents that by its or their terms survive the termination of the Old Credit Amendment or such other Old Loan Documents (such as, without limitation, any ongoing obligation to indemnify or reimburse for expenses), and, in addition, this Amendment and the Loan Documents do not supersede or render unenforceable any unpaid obligations, if any, of the Borrower to pay accrued interest, fees, expenses, or other amounts payable under the Old Credit Amendment or the Old Loan Documents to the extent that such obligations were not paid on or before the Closing Date, and to the extent that such obligations were not funded by or converted into Revolving Loans outstanding under the Credit Agreement.

  25. This Amendment is the result of negotiations between and has been reviewed by counsel to the Agent, the Borrower, and other parties, and is the product of all parties hereto. Accordingly, this Amendment shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in the preparation of such documents and agreements.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Los Angeles by their proper and duly authorized officers as of the day and year first above written.


                             HOUSE OF FABRICS, INC.


                             By: _________________________
                                      Donald W. Boyer
                                  Senior Vice President


                             FABRICLAND, INC.


                             By: ________________________
                                      Donald W. Boyer
                                  Senior Vice President


                             SOFRO FABRICS, INC.


                             By: ________________________
                                       Donald W. Boyer
                                  Senior Vice President


                             HOUSE OF FABRICS OF SOUTH CAROLINA, INC.


                             By: ________________________
                                      Donald W. Boyer
                                  Senior Vice President

                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION,
                             as the Agent


                             By: ________________________
                             Name:  Peggy Fujimoto
                             Title: Vice President


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION, as a Bank


                             By: ________________________
                             Name:  Dennis V. Arriola
                             Title: Vice President


                             THE DAIWA BANK LIMITED,
                             LOS ANGELES AGENCY


                             By: ________________________
                             Name:  Mr. Hidehiro Ishibashi
                             Title: Deputy General Manager


                             FIRST INTERSTATE BANK OF
                             CALIFORNIA


                             By: ________________________
                             Name:  Fred Dooman
                             Title: Vice President


                             FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                             By:  ________________________
                             Name:  Dennis Snyder
                             Title:  Vice President


                             THE FUJI BANK, LTD., LOS ANGELES AGENCY


                             By: ________________________
                             Name:  Mr. Yasuji Ikawa
                             Title: Joint General Manager

                             THE INDUSTRIAL BANK OF JAPAN,
                             LIMITED, LOS ANGELES AGENCY


                             By: ________________________
                             Name:  Mr. Juichi Tsuda
                             Title: General Manager


                             ISTITUTO BANCARIO SAN PAOLO
                             DI TORINO SpA, LOS ANGELES BRANCH


                             By: ________________________
                             Name:  Roberto Gorlier
                             Title: Branch Manager


                             By:  ________________________
                             Name:  Donald W. Brown
                             Title: First Vice President


                             NBD BANK, NATIONAL ASSOCIATION


                             By: ________________________
                             Name:  Mary Lu Cramer
                             Title: Second Vice President


                             SANWA BANK CALIFORNIA


                             By: ________________________
                             Name:  Kevin D. Kelly
                             Title: Vice President


                             SOCIETE GENERALE


                             By:  ________________________
                             Name:  Donald L. Schubert
                             Title: Vice President


                             THE BANK OF CALIFORNIA, N.A.


                             By:  ________________________
                             Name:  Lynn Vine
                             Title: Vice President

                             UNITED STATES NATIONAL BANK OF OREGON


                             By:  ________________________
                             Name:  Elizabeth Hengeveld
                             Title: Vice President

                               THIRD AMENDMENT TO
                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT
                           --------------------------


     This THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (herein this "Amendment") is entered into as of May 12, 1994, among HOUSE OF FABRICS, INC., a Delaware corporation (the "Company" or "HF"), FABRICLAND, INC., an Oregon corporation and a Subsidiary of the Company ("FL"), HOUSE OF FABRICS OF SOUTH CAROLINA, INC., a South Carolina corporation and a Subsidiary of the Company ("HS"), SOFRO FABRICS, INC., a Nevada corporation and a Subsidiary of the Company ("SF"; HF, FL, HS, and SF being hereinafter collectively referred to as the "Borrower", and each individually as a "Borrower" or as a "Borrower Entity"), the several financial institutions party to this Amendment, and Bank of America National Trust and Savings Association, as agent for the Banks and the Issuing Banks. All terms used herein and not otherwise defined herein that are defined in the Credit Agreement (as defined below), shall have the meaning ascribed thereto in the Credit Agreement when used herein.

     WHEREAS, the Agent and the Banks heretofore have made available to the Borrower a secured revolving credit facility, pursuant to an Amended and Restated Revolving Credit Agreement dated as of November 30, 1993, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement, dated as of February 16, 1994, and as further amended by that certain Second Amendment to Amended and Restated Revolving Credit Agreement, and Limited Waiver, dated as of March 22, 1994 (such Amended and Restated Revolving Credit Agreement, as so amended, and as the same may from time to time further be amended (including, without limitation, the amendments effected by this Amendment), modified, supplemented, renewed, or restated, herein is referred to as the "Credit Agreement"); and

     WHEREAS, the parties hereto wish to amend the Credit Agreement in the manner expressly set forth in this Amendment;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby amend the Credit Agreement as follows, and the parties hereto hereby agree as follows:

1. The following defined terms are added to Section 1.01 of the Credit Agreement, to be inserted alphabetically:

          "Adjustment Integer" means, as of any date of determination, the
           ------------------
     unique non-negative integer that is the greatest integer that is less than or equal to the then applicable Adjustment Rational Number.

     "Adjustment Rational Number" means, as of any date of determination, the
      --------------------------
     unique non-negative rational number that is equal to the quotient of the then extant Cumulative Relevant Designated Net Cash Proceeds divided by $500,000.

          "Cumulative Adjustment" means, as of any date of determination, the
           ---------------------
     amount, expressed as a percentage, equal to 0.15% multiplied by the then applicable Adjustment Integer.

          "Cumulative Relevant Designated Net Cash Proceeds" means, as of any
           ------------------------------------------------
     date of determination, the unique non-negative dollar amount equal to the cumulative sum of mandatory payments: (a) That have come due on or after the Third Amendment Effective date pursuant to the last sentence of subsection 2.08(b), without regard to whether such payments in fact have been made; and (b) That are predicated upon the receipt of Designated Non-Tax-Related Net Cash Proceeds.

          "Designated Net Cash Proceeds" means:
           ----------------------------

     (a) With respect to any Securities Offering, 100% (or such lesser percentage as may be agreed to by the Supermajority Banks, in each instance in their sole discretion) of the cash or cash equivalent proceeds thereof at any time on or after the Third Amendment Effective Date received by or for the account of the Borrower, less only: (i) The direct out-of-pocket costs, expenses, and fees relating to such Securities Offering (not to exceed any limitations thereon imposed by the Majority Banks as a condition of any consent to such Securities Offering); and (ii) any permitted POS Holdback;

     (b) With respect to any Facility Financing, 100% (or such lesser percentage as may be agreed to by the Supermajority Banks, in each instance in their sole discretion) of the Net Proceeds thereof at any time on or after the Third Amendment Effective Date received by or for the account of the Borrower relating to such Facility Financing (provided that any costs, expenses, or fees deducted in arriving at such Net Proceeds shall not exceed any limitations thereon, if any, imposed by the Majority Banks as a condition of any consent to such Facility Financing);

     (c) With respect to any sale, lease, transfer, or other disposition of Property of the Borrower that requires approval of the Majority Banks under
     Section 7.02, 100% (or such lesser percentage as may be agreed to by the Supermajority Banks, in each instance in their sole discretion) of the Net Proceeds thereof at any time on or after the Third Amendment Effective Date received by or for the account of the Borrower relating to such sale, lease, transfer, or other disposition (provided that any costs, expenses, or fees deducted in arriving at such Net Proceeds shall not exceed any limitations thereon, if any, imposed by the Majority Banks as a condition of any consent to such sale, lease, transfer, or other disposition); and

     (d) With respect to any federal or state tax refund at any time on or after the Third Amendment Effective Date received by or for the account of the Borrower, 100% (or such lesser percentage as may be agreed to by the Supermajority Banks, in each instance in their sole discretion) of the cash or cash equivalent proceeds thereof, less only the direct costs, expenses, and fees, not to exceed $45,000 in the aggregate, relating to the obtaining of such tax refunds, and otherwise without reduction by any amount for any reason.

          "Designated Non-Tax-Related Net Cash Proceeds" means Designated Net
           --------------------------------------------
     Cash Proceeds included within subpart (a), (b), or (c) of the definition of such term.

          "Designated Securities Offering Net Cash Proceeds" means Designated
           ------------------------------------------------
     Net Cash Proceeds included within subpart (a) of the definition of such term.

          "Facility Financing" shall have the meaning given such term in Section
           ------------------
     10.22.

          "POS Holdback" shall have the meaning given such term in Section
           ------------
     10.20.

          "Securities Offering" means any offering, sale, or distribution by or
           -------------------
     on behalf of the Borrower, on or after the Third Amendment Effective Date, of equity or debt securities or instruments of the Borrower (other than the issuance of stock options for the Company's common stock pursuant to stock option plans of the Borrower and the issuance of the Company's common stock upon exercise of any such stock options), including, without limitation, subordinated notes or debentures, or common or preferred stock, or warrants, in each case whether or not convertible into capital stock or other securities of the Company.

          "Supermajority Banks" means at any time Banks then holding at least
           -------------------
     85% of the then aggregate unpaid principal amount of the Loans, or, if no Loans are then outstanding, Banks then having at least 85% of the Aggregate Revolving Commitments.

          "Third Amendment" means that certain Third Amendment to Amended and
           ---------------
     Restated Revolving Credit Agreement, dated as of May 12, 1994, and entered into among the Borrower, the Agent, and the Banks.

     "Third Amendment Bank Signing Date" means the first date as of which the
      ---------------------------------
     Agent and each of the Banks has signed and delivered to the Agent an original or facsimile counterpart of the Third Amendment, regardless of whether the Third Amendment Effective Date yet has occurred, or ever occurs.

          "Third Amendment Effective Date" means the date as of which the Third
           ------------------------------
     Amendment becomes effective in accordance with its terms and conditions.

2. Subject to the proviso set forth at the end of this Section, the following defined terms contained in Section 1.01 of the Credit Agreement are amended and restated in their entirety to read as follows:

          "Applicable Margin" means
           -----------------

                (i) with respect to Base Rate Loans, 1.50% with respect to the period commencing on the Closing Date and continuing through and including April 30, 1994, 1.75% with respect to the period commencing on May 1, 1994, and continuing through and including July 31, 1994, 2.00% with respect to the period commencing on August 1, 1994, and continuing through and including October 31, 1994, 2.25% with respect to the period commencing on November 1, 1994, and continuing through and including January 31, 1995, and 2.50% with respect to the period commencing on February 1, 1995, and continuing thereafter until all Obligations are repaid in full; and

               (ii)  with respect to Offshore Rate Loans, expressly subject to
          Section 2.17, 2.50% with respect to the period commencing on the Closing Date and continuing through and including April 30, 1994, 2.75% with respect to the period commencing on May 1, 1994, and continuing through and including July 31, 1994, and 3.00% with respect to the period commencing on August 1, 1994, and continuing thereafter until all Obligations are repaid in full.

          "Borrowing Base Certificate" means a certificate of a Responsible
           --------------------------
     Officer, in the form of Exhibit G, appropriately completed, (a) setting forth, as of a specified date, the amount of the Borrowing Base as computed by the Borrower, the pertinent details of such computation, and the amount of Total Utilization of Revolving Commitments, (b) certifying, as of such same specified date, Borrower's compliance with Section 7.22, and specifying the pertinent details of the computations made by the Borrower to verify such compliance (or, if there is not compliance with Section 7.22 as of such date, specifying the details of such non-compliance and the steps Borrower is taking and proposes to take to restore compliance with
     Section 7.22), and (c) certifying, as of such same specified date, that no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred and is continuing, specifying all such existing Defaults and Events of Default in reasonable detail, and specifying the steps Borrower is taking and proposes to take to cure or eliminate such Defaults or Events of Default).

          "Interest Payment Date" means, expressly subject to Section 2.17:  (a)
           ---------------------
     With respect to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan; and (b) With respect to Base Rate Loans, the last Business Day of each calendar month and each date a Base Rate Loan is converted into an Offshore Rate Loan.

          "Loan Documents" means this Agreement, the Notes, the Security
           --------------
     Agreements, all documents, agreements, certificates, or instruments delivered to the Agent, any Issuing Bank, or any Bank in connection therewith, all documents, instruments, and/or agreements at any time entered into by any Borrower Entity in favor of BofA in connection with any provision of cash management and/or cash concentration services by BofA to any Borrower Entity, and any amendments, supplements, modifications, renewals, or restatements of any thereof.

          "Net Proceeds" means proceeds in cash, checks or other cash equivalent
           ------------
     financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition or entering into a Facility Financing, net of: (a) the direct costs relating to such Disposition or Facility Financing excluding amounts payable to the Company or any Affiliate of the Company,
     (b) sale, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition or Facility Financing.

          "Permitted Liens" has the meaning specified in Section 7.01., as
           ---------------
     supplemented by Section 10.22.

          "Revolving Termination Date" means the earlier to occur of:
           --------------------------

               (a)  May 31, 1995, and

               (b) the date on which the Aggregate Revolving Commitment shall terminate, or shall be reduced to zero dollars ($0.00), in accordance with the provisions of this Agreement.

     "Specified Percentage" means, as of any date of determination thereof:  (a)
      --------------------
     From and after the Closing Date, and through and including February 27, 1994, 64%; (b) From and after February 28, 1994, and through and including March 30, 1994, 62.5%; (c) From and after March 31, 1994, and through and including August 30, 1994, as of any date of determination thereof, 60% minus the then applicable Cumulative Adjustment; and (d) From and after August 31, 1994, until all Obligations are repaid in full, as of any date of determination thereof, 55% minus the then applicable Cumulative Adjustment. Any change in the Specified Percentage resulting from a change in the Cumulative Adjustment shall take effect immediately upon the effectiveness of the corresponding change in the Cumulative Adjustment, and without awaiting the due date of the next due Borrowing Base Certificate (provided that the Eligible Inventory value used for purposes of computation of the Borrowing Base shall not be adjusted until the due date of the next due Borrowing Base Certificate).

Provided, that the change in the definition of "Interest Payment Date" set forth above shall be effective, as it pertains to Base Rate Loans, only for interest accruing from and after May 1, 1994. Any interest accrued with respect to Base Rate Loans during periods prior to May 1, 1994, that is unpaid on the Third Amendment Effective Date, and that is not past due under the Credit Agreement as in effect immediately prior to the Third Amendment Effective Date, shall be due and payable on the last Business Day of May, 1994.

3. Subsection 2.05(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

          "(b) In addition to the foregoing, the Aggregate Revolving Commitment shall be automatically, mandatorily, permanently, and irrevocably reduced as follows:

               (i) Effective April 30, 1994, the Aggregate Revolving Commitment shall be reduced to ONE HUNDRED SIXTY MILLION DOLLARS ($160,000,000) (unless the Aggregate Revolving Commitment then is already a lower amount by reason of prior reductions, in which case it shall remain at such lower amount);

               (ii) Effective on the Third Amendment Effective Date, the Aggregate Revolving Commitment shall be reduced to ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (unless the Aggregate Revolving Commitment then is already a lower amount by reason of prior reductions, in which case it shall remain at such lower amount);

               (iii) Effective October 31, 1994, the Aggregate Revolving Commitment shall be reduced to ONE HUNDRED FORTY

     MILLION DOLLARS ($140,000,000) (unless the Aggregate Revolving Commitment then is already a lower amount by reason of prior reductions, in which case it shall remain at such lower amount);

               (iv) Effective January 31, 1995, the Aggregate Revolving Commitment shall be reduced by the amount of $10,000,000 (unless the Aggregate Revolving Commitment then is already less than $10,000,000 by reason of prior reductions, in which case the Aggregate Revolving Commitment shall be reduced to ZERO DOLLARS ($0.00) on such date);

               (v) Effective on each date that a mandatory payment is due pursuant to the last sentence of subsection 2.08(b), without regard to whether such payment in fact is or is not made when due, the Aggregate Revolving Commitment shall be reduced by an amount equal to the amount of such mandatory payment that is due on such date (unless the Aggregate Revolving Commitment then is already less than the amount of such mandatory payment that is due on such date, in which case the Aggregate Revolving Commitment shall be reduced to ZERO DOLLARS ($0.00) on such date); and

               (vi) Effective May 31, 1995, the Aggregate Revolving Commitment shall be reduced to ZERO DOLLARS ($0.00).

In connection with each reduction of the Aggregate Revolving Commitment, each Bank's Revolving Commitment shall be reduced, ratably and correspondingly, based on its Commitment Percentage."

4. Subsection 2.08(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

          "(b) Anything herein to the contrary notwithstanding, at no time shall Total Utilization of Revolving Commitments exceed the Borrowing Base then in existence, and, if at any time there is such an excess, immediately thereupon (and in any event by 11:00 a.m. San Francisco time the next Business Day) the Borrower shall repay Revolving Loans, and/or advances made pursuant to Section 2.15, in an amount sufficient to eliminate such excess. In addition, on any day that the Borrower receives any Designated Net Cash Proceeds, the Borrower shall within one (1) Business Day make a mandatory payment in an amount equal to the amount of Designated Net Cash Proceeds so received, which payment shall be applied to repay Revolving Loans to the extent that Revolving Loans are outstanding, and otherwise to the repayment or cash collateralization of Obligations in such manner as the Agent may direct."

5. Subject to the proviso set forth at the end of this Section, Subsections 2.10(a) and (b) are amended and restated in their entirety to read as follows:

          "(a)  Fees Payable to the Agent.  The Borrower shall pay to the Agent,
                -------------------------
for the Agent's own account, fees in the amounts and at the times set forth in
(i) a letter agreement between the Borrower and the Agent dated as of October 20, 1993, and (ii) a letter agreement between the Borrower and the Agent dated as of May 3, 1994.

          (b)  Commitment Fee.  In addition to the fees provided for in
               --------------
subsection (a) of this Section, the Borrower shall pay to the Agent for the ratable account of each Bank, in accordance with its respective Commitment Percentage, a commitment fee equal to 0.375% of the average daily balance of the Available Aggregate Revolving Commitment, computed on a monthly basis in arrears on the last Business Day of each calendar month, based on a year of 360 days and actual days elapsed. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable monthly in arrears on the last Business Day of each calendar month commencing on December 31, 1993 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Revolving Commitments pursuant to Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the next succeeding monthly payment being calculated on the basis of the period from the reduction or termination date to such monthly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met."

Provided, that the change in the provisions of Section 2.10(b) of the Credit Agreement set forth above, to the extent that it requires monthly payment of commitment fees rather than quarterly payment thereof, shall only be effective with respect to commitment fees relating to periods commencing on or after May 1, 1994. Any commitment fees accrued with respect to periods prior to May 1, 1994, that are unpaid on the Third Amendment Effective Date, and that are not past due under the Credit Agreement as in effect immediately prior to the Third Amendment Effective Date, shall be due and payable on the last Business Day of May, 1994.

6. A new subsection 2.10(d) of the Credit Agreement is added to read as follows:

          "(d)  Restructuring Fee.  The Borrower shall pay to the Agent, for the
                -----------------
ratable account of each Bank, in accordance with its respective Commitment Percentage, a restructuring fee, consisting of three components, each of which shall be fully earned on the Third Amendment Bank Signing Date, and which shall be due and payable as follows:

          (i) The first component of the restructuring fee shall be the amount of $375,000, and shall be due and payable on the later of (x) the date that the Borrower first signs and delivers to the Agent an original or facsimile counterpart of the Third Amendment, and (y) the Third Amendment Bank Signing Date.

          (ii) The second component of the restructuring fee shall be the dollar amount equal to 0.25% of the Aggregate Revolving Commitment in effect on November 1, 1994, or, if no Aggregate Revolving Commitment is then in effect, 0.25% of the Total Utilization of Revolving Commitments as of November 1, 1994. Such second component of the restructuring fee shall be due and payable on November 1, 1994, unless both the Aggregate Revolving Commitment and the Total Utilization of Revolving Commitments are less than or equal to $100,000,000 on November 1, 1994, in which case such second component shall be deemed waived at such time and shall not be due or payable.

          (iii) The third component of the restructuring fee shall be the dollar amount equal to 0.50% of the Aggregate Revolving Commitment in effect on April 30, 1995, or, if no Aggregate Revolving Commitment is then in effect, 0.50% of the Total Utilization of Revolving Commitments as of April 30, 1995. Such third component shall be due and payable on April 30, 1995, unless both the Aggregate Revolving Commitment and the Total Utilization of Revolving Commitments are equal to $0.00 on such date, in which case such third component shall be deemed waived at such time and shall not be due or payable.

Each such component of the restructuring fee shall be non-refundable to the Borrower when received by the Agent or any Bank."

7.   A new Section 2.17 of the Credit Agreement is added to read as follows:

     "2.17  Phase-out of Offshore Rate Loans.  Anything to the contrary in any
            --------------------------------
Loan Document notwithstanding, from and after the Third Amendment Effective Date, the Borrower shall not be entitled (a) to request or receive any new Offshore Rate Loan, (b) to convert any outstanding Loan into an Offshore Rate Loan, or (c) to continue in effect any Offshore Rate Loan as an Offshore Rate Loan beyond the last day of the Interest Period applicable thereto immediately prior to the Third Amendment Effective Date. Anything to the contrary in any Loan Document notwithstanding, any Loans made on or after the Third Amendment Effective Date shall be made as Base Rate Loans and not as Offshore Rate Loans. To the extent that Offshore Rate Loans made prior to the Third Amendment Effective Date are outstanding on the Third Amendment Effective Date, such outstanding Offshore

Rate Loans shall be allowed to mature in accordance with their then existing terms and shall automatically convert into Base Rate Loans on the last day of the applicable Interest Period, provided that nothing in this Section 2.17 shall limit the rights and remedies of the Agent and the Banks provided for in the Loan Documents should any Default or Event of Default at any time occur and be continuing."

8.   A new Section 6.13 is added to the Credit Agreement, to read as follows:

     "6.13  Shareholder Approval.  Not later than June 10, 1994, the Company
            --------------------
shall have delivered to the Agent and each Bank a copy of a completed private placement memorandum, offering memorandum, or other comparable document (individually or collectively, "Offering Document") prepared by or at the direction of the Company, relating to the placement of debt or equity securities of the Company by means of a proposed Securities Offering that meets the criteria enumerated below in this Section. The receipt, retention, or perusal of any such Offering Document by the Agent or any Bank shall not under any circumstances be construed to involve the Agent or any Bank in any Securities Offering by the Company; neither the Agent nor any Bank is providing advice or assistance to the Company, or otherwise assuming any duty or responsibility to the Company or any other Person, in connection with any Securities Offering by the Company; and the Company assumes full responsibility for all securities law and regulation compliance matters in connection with any Securities Offering by the Company and does not look to the Agent or any Bank with respect thereto.
Not later than June 30, 1994, the Company shall file with the Securities and Exchange Commission a draft of a proxy statement to be sent to the shareholders of the Company relating to the proposed solicitation of proxies from shareholders of the Company to vote in favor of the approval of a proposed placement of debt or equity securities of the Company by means of a Securities Offering that meets the criteria enumerated below in this Section. Not later than August 31, 1994, the Company shall, in compliance with applicable law, and in accordance with any applicable rules, policies, practices, or requirements of the New York Stock Exchange, have sent to its shareholders of record a proxy statement soliciting proxies from such shareholders of the Company to vote in favor of the approval of a proposed placement of debt or equity securities of the Company by means of a Securities Offering that meets the criteria enumerated below in this Section, at a meeting of the shareholders of the Company to be held on or before September 30, 1994. Not later than September 30, 1994, the Company shall obtain, in accordance with applicable law, and in accordance with any applicable rules, policies, practices, or requirements of the New York Stock Exchange, approval by the holders of a requisite majority of the shares of capital stock of the Company of a Securities Offering that meets the criteria enumerated below in this Section. The criteria referred to above are the following:

(a) the Company shall be authorized to issue up to $60,000,000 (or such greater amount as such shareholders may authorize) in face amount of securities to be issued in connection with such Securities Offering; (b) the cash interest coupon, cash dividend, or other form of payment with respect to such securities shall not exceed 9.5% on an annualized basis; (c) amortization of the principal of, or redemption, repurchase, or retirement of, such securities shall not commence prior to January 31, 1998; (d) if such securities constitute Indebtedness of the Borrower, such Indebtedness shall be subordinated in right of payment to the Obligations on terms and conditions acceptable to the Majority Banks, in their sole discretion; (e) at least $50,000,000 (or such lesser amount as the Supermajority Banks may approve in their sole discretion) of the Designated Securities Offering Net Cash Proceeds of such Securities Offering must be available to make a mandatory payment of Obligations; (f) subject to the terms and conditions of the Loan Documents, including, without limitation,
Section 10.20, up to $7,500,000 of the net cash proceeds of such Securities Offering may be set aside as POS Holdback; and (g) the fees and out-of-pocket expenses payable in connection with such Securities Offering shall not exceed 5% of the gross consideration raised in connection with such Securities Offering. It is not necessary that the Offering Document, proxy statement, or shareholder approval required by this Section address each of the above criteria in specific detail so long as such Offering Document, proxy statement, or shareholder approval is sufficiently broad so as to permit, without need for further approval of the Securities and Exchange Commission, the New York Stock Exchange, or the shareholders of the Company, a Securities Offering that complies with each of the foregoing criteria, that complies with applicable law, and that complies with any applicable rules, policies, practices, or requirements of the New York Stock Exchange. Nothing in this Section shall be construed to authorize the Borrower to effect the Securities Offering described above in this Section without the prior written consent of the Majority Banks, and all material terms and conditions of such Securities Offering by the Borrower must be satisfactory to the Majority Banks."

9.   A new Section 6.14 is added to the Credit Agreement, to read as follows:

     "6.14  Tax Refunds.  From and after the Third Amendment Effective Date:
            -----------
(a) The Borrower at all times shall use its best efforts to obtain payment, in cash or the equivalent, of all state and federal tax refunds to which it is legally entitled, as soon as possible; and (b) If the Borrower legally can obtain a refund or a credit of state or federal taxes, the Borrower shall use its best efforts to obtain a refund in cash or the equivalent, rather than a credit, and shall take all steps and make all elections permitted by law so as to obtain a refund rather than a credit."

10. Section 7.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "7.13  Capital Expenditures.  The Company and its Subsidiaries shall not
            --------------------
make or commit to make Capital Expenditures for the period beginning 2/1/94 and ending 10/31/94 in an amount in excess of $5,200,000; or with respect to any fiscal quarter during the term hereof, in excess of the amount set forth below:


        Fiscal Quarter Ending          Capital Expenditures
        ---------------------          --------------------
             01/31/94                       $1,800,000
             04/30/94                       $1,800,000
             07/31/94                       $2,000,000
             10/31/94                       $1,500,000
             01/31/95                       $1,600,000
             04/30/95                       $3,200,000

In addition, the Company and its Subsidiaries shall not make or commit to make Capital Expenditures: (a) For their fiscal year 1995, in an aggregate amount in excess of $7,000,000; (b) For their fiscal year 1996, in an aggregate amount in excess of $10,000,000; and (c) For the month of May, 1995, in an amount in excess of $1,000,000."

11. Section 7.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "7.14  Current Ratio.  The Company shall not permit (as of the end of any
            -------------
fiscal quarter) its ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.10 to 1.00 calculated as at the end of each fiscal quarter. The foregoing notwithstanding, the Majority Banks shall have the right unilaterally to effect an appropriate adjustment of such ratio if Indebtedness of the Borrower to the Banks under the Loan Documents is reclassified in accordance with GAAP from current liabilities to long term liabilities, which adjustment, if any, promptly shall be communicated by the Agent to the Company, and shall be effective prospectively from and after the effective date of such reclassification, with respect to all fiscal quarters of the Company ending on or after the effective date of such reclassification."

12. Section 7.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "7.15  Consolidated Tangible Net Worth.  The Company shall not permit its
            -------------------------------
Consolidated Tangible Net Worth at any time during any fiscal quarter to be less than the sum of (a) $100,000,000 plus (b) 75% of cumulative consolidated net income (not to be reduced by net losses), earned in each fiscal quarter beginning with the quarter commencing 5/1/94, and (c) 100% of any Net Issuance Proceeds."

13. Section 7.16 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "7.16  Leverage Ratio.  The Company shall not permit its ratio of
            --------------
Consolidated Total Liabilities to Consolidated Tangible Net Worth, as determined as of each date set forth below for the fiscal quarter ending on such date to be greater than the ratio set forth below for such date:


     Fiscal Quarter Ending        Ratio
     ---------------------        -----
             10/31/93            2.65:1.00
             01/31/94            2.30:1.00
             04/30/94            2.50:1.00
             07/31/94            2.50:1.00
             10/31/94            2.40:1:00
             01/31/95            2.20:1.00
             04/30/95            2.25:1.00"

14. Section 7.17 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "7.17  Interest Coverage Ratio; EBITDA.  The Company shall not permit its
            -------------------------------
ratio of EBITDA to Consolidated Interest Expense as determined as of the last day of any quarter set forth below for such quarter, to be less than the ratio set forth below for such date:


     Fiscal Quarter Ending        Ratio
     ---------------------        -----
           01/31/94             2.10:1.00
           04/30/94             1.05:1.00
           07/31/94             0.75:1.00
           10/31/94             1.40:1.00
           01/31/95             2.30:1.00
           04/30/95             1.60:1.00

In addition, the amount equal to the Borrower's EBITDA for the fiscal quarter of the Borrower ended 10/31/93, plus the Restructuring Adjustment, shall not be less than $1.00."

15. Subsection 8.01(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

          "(c)  Specific Defaults.  The Borrower fails to perform or observe any
                -----------------
term, covenant or agreement contained in Sections 6.01, 6.02, 6.03, 6.09, 6.11, 6.13, or Article VII; or"

16. Section 10.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "10.01  Amendments and Waivers.  No amendment or waiver of any provision of
             ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by, or consented to in writing by, the Majority Banks, the Borrower and the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however, that no such waiver, amendment, or consent shall, unless in writing and
- - -------
signed by, or consented to in writing by, all the Banks, the Borrower and the Agent, do any of the following:

          (a) increase or extend the Revolving Commitment of any Bank (or reinstate any Revolving Commitment terminated pursuant to subsection 8.02(a)) or subject any Bank to any additional obligations;

          (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

          (d) change the percentage of the Revolving Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

          (e) amend this Section 10.01 or Section 2.14;

          (f) release, or consent to or provide for the release of, all or substantially all of the Collateral; or

          (g) amend the definitions of any of the following terms defined in this Agreement: Adjustment Integer; Adjustment Rational Number; Borrowing Base; Cumulative Adjustment; Cumulative Relevant Designated Net Cash Proceeds; Designated Net Cash Proceeds; Designated Non-Tax-Related Net Cash Proceeds; and Specified Percentage;

and, provided further, that no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by, or consented to in writing by, the Agent, in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document."

17. Section 10.04 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "10.04  Costs and Expenses.  The Borrower shall, whether or not the
             ------------------
transactions contemplated hereby shall be consummated:

          (a) pay or reimburse BofA (including in its capacity as Agent) and the Agent within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto;

          (b) pay or reimburse each Bank and the Agent within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses incurred by them in connection with the negotiation, renegotiation, restructure, workout, enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and any Bank; provided that, with respect to time periods after the Third Amendment Effective Date, and with respect to Banks other than the Agent, the obligation under this subsection to pay or reimburse costs and expenses shall be limited to fees and expenses incurred during any period when a Default or Event of Default exists, but not otherwise; and

          (c) pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 4.01(e)) for all appraisal (including the allocated cost of internal appraisal services), audit, consulting (subject to Section 10.21), environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent), or by counsel for BofA acting in accordance with the instructions of BofA, in connection with the matters referred to under subsections (a) and (b) of this Section, or as permitted by other express provisions of the Loan Documents.

     The agreements of the Borrower set forth in this Section shall survive the termination of this Agreement."

18.  A new Section 10.20 is added to the Credit Agreement, to read as follows:

     "10.20  POS Holdback.  In connection with any Securities Offering that has
             ------------
been approved by the Majority Banks, that meets the criteria described in
Section 6.13, and that has generated not less than $50,000,000 (or such lesser amount as may be agreed to by the Supermajority Banks in their sole discretion) of Designated Securities Offering Net Cash Proceeds that have been paid, or that concurrently are being paid, to the Agent for the benefit of the Banks pursuant to the Loan Documents, the Borrower may hold back up to $7,500,000 (or such greater amount as may be agreed to by the Supermajority Banks in their sole discretion) of the remaining net cash proceeds of such Securities Offering (such amount being referred to herein as the "POS Holdback") subject to and in accordance with the following conditions: (a) The POS Holdback at all times prior to its disbursement, withdrawal, or expenditure shall be deposited in accounts maintained with and pledged to the Agent, in which the Agent shall have a perfected first priority security interest for the benefit of itself and the Banks, to secure the Obligations; (b) at the time POS Holdback amounts are to be so set aside, no Default or Event of Default shall have occurred and be continuing (and, if a Default or Event of Default has occurred and is continuing at such time, any amounts that would otherwise be entitled to be set aside as POS Holdback instead shall be paid to the Agent for the benefit of the Banks pursuant to the last sentence of subsection 2.08(b), unless the Majority Banks at such time in their sole discretion determine to waive, in whole or in part, such requirement and permit the Borrower nevertheless to set aside all or part of such amounts as POS Holdback); (c) POS Holdback and earnings thereon, if any, are to be used by the Borrower only for the purpose of funding expenditures and costs (exclusive of general operating overhead of the Borrower) reasonably and directly related to the design, procurement, installation, upgrading, and improvement of point-of-sale computerized inventory control systems for the Borrower; (d) in connection with any disbursement, withdrawal, or expenditure of POS Holdback, the Agent, in its discretion, may require from the Borrower reasonable written specification and/or certification of the purposes for which such POS Holdback is being disbursed, withdrawn, or expended, sufficient to demonstrate compliance by the Borrower with the terms hereof; (e) upon the occurrence and during the continuance of any Default or Event of Default, the Agent shall not be required to permit disbursement, withdrawal, or expenditure of POS Holdback; and (f) upon the occurrence and during the continuance of any Event of Default, the Agent may cause POS Holdback to be applied in reduction of Obligations."

19.  A new Section 10.21 is added to the Credit Agreement, to read as follows:

     "10.21  Consultants.  The Agent (or the Agent's counsel, acting upon the
             -----------
instructions of the Agent) may at any time retain one or more consultants to advise the Agent and the Banks regarding valuation, operational, capital structure, and financial issues relating to the Borrower. The Borrower shall cooperate with such consultants, and provide them with full access to information concerning the Borrower, its Properties, its operations, and its financial condition. The Borrower promptly shall pay on demand all fees and expenses of such consultants, provided that, unless otherwise agreed by the Borrower, the fees and expenses of such consultants for which the Borrower shall be liable (exclusive of the fees and expenses of counsel for the Agent and the Banks, to the extent the Borrower is obligated under the terms of this Agreement to reimburse same, regardless of when such fees and expenses of such counsel were incurred, and exclusive of the fees and expenses of Ernst & Young incurred prior to the Third Amendment Effective Date) shall not exceed $300,000. The work product of such consultants shall be privileged and confidential and shall be available only to the Agent, its counsel, the Banks, their counsel, and such other persons, if any, as the Agent and the Majority Banks, in their discretion, may specify. The Borrower, its counsel, and third parties (including, without limitation, the accountants and investment bankers of the Borrower) shall have no right to receive such work product unless the Agent and the Majority Banks, in their discretion, agree otherwise."

20.  A new Section 10.22 is added to the Credit Agreement, to read as follows:

     "10.22  Possible Refinancings.  The Borrower may seek to finance the real
             ---------------------
Property and related fixtures associated with its Mauldin, South Carolina facility and/or its Sherman Oaks, California headquarters facility, by means of mortgage or deed of trust loans, sale/leasebacks, or other long-term financing techniques (individually, each a "Facility Financing"). Any Facility Financing, including all material terms and conditions thereof, must be approved in advance, in writing, by the Majority Banks, in their discretion. If so approved, and to the extent consummated in accordance with the terms and conditions, if any, of such approval, (a) any Liens incurred in connection with such an approved Facility Financing shall be Permitted Liens and such Liens shall be permitted in addition to the Liens permitted under clauses (a) through
(m) of Section 7.01, (b) any Indebtedness incurred in connection with such an approved Facility Financing shall be permitted by Section 7.05 and such Indebtedness shall be permitted in addition to the Indebtedness permitted under clauses (a) through (g) of Section 7.05, (c) any transfers of affected real Property or fixtures made in connection with such an approved Facility Financing shall be permitted by Section 7.02 and such transfers shall be permitted in addition to the transfers permitted under clauses (a) through (c) of Section 7.02, and (d) to the extent such an approved Facility Financing is obtained by means of a sale/leaseback, the obligations under the lease entered into by the Borrower in connection with such an approved Facility Financing shall be permitted by Section 7.11 and such obligations shall be permitted in addition to the obligations permitted under clauses (a) through (d) of Section 7.11. All Designated Net Cash Proceeds received in connection with any such approved Facility Financing shall be paid to the Agent for the benefit of the Banks in accordance with the last sentence of subsection 2.08(b)."

21.  Exhibit G to the Credit Agreement is amended in the following respect:

     On page 2 of Exhibit G, after the words "compliance with such Section 7.22." and prior to the words "Date this certificate is signed" insert the following paragraph:

     "The Borrower hereby certifies that, as of the Relevant Date, giving full effect to any Borrowings and/or repayments on such date: (a) Total Utilization of Revolving Commitments was $__________________; and (b) [No Default or Event of Default had occurred and was continuing] [The following Default(s) and/or Event(s) of Default had/have occurred and was/were continuing: [Insert description of Default(s) and/or Event(s) of Default in reasonable detail]. The Borrower is taking and proposes to take the following steps with respect thereto: [Describe steps]]."

22. This Amendment shall become effective only upon the satisfaction of each of the following conditions, each of which is a condition precedent, except for the conditions enumerated in subparts (i) and (j) below, which are conditions concurrent:

     (a) The Agent shall have received from each Borrower Entity, each Bank, and the Agent, an original of, or a facsimile of, a counterpart signature page to this Amendment signed by a duly authorized representative of such Person (to be followed promptly thereafter by the delivery by each such Person to the Agent of sixteen (16) original signed counterpart signature pages to this Amendment, for distribution by the Agent as appropriate).

     (b) The Agent shall have received from the Borrower an original of, or a facsimile of, each of the resolutions of the board of directors of each of the Borrower Entities approving and authorizing the execution, delivery, and performance by such Person of this Amendment, in each case duly certified by the corporate secretary of such Person as having been adopted at a meeting of the board of directors of such Person or by unanimous written consent of the directors of such Person without a meeting, as being in full force and effect, and as not having been rescinded or superseded (to be followed promptly thereafter by the delivery by each such Person to the Agent of sixteen (16) original counterparts of each such set of certified resolutions, for distribution by the Agent as appropriate).

     (c) The Agent shall have received from in-house and outside counsel to the Borrower favorable written legal opinions, in form and content acceptable to the Agent and its counsel, opining as to the due authorization, execution, and delivery of this Amendment, and as to the enforceability of this Amendment and of the Credit Agreement as amended hereby.

     (d) All pre-closing fees and out-of-pocket expenses of Agent and each of the Banks, including, without limitation, pre-closing legal fees and disbursements of outside counsel to the Agent and each of the Banks, and any unpaid pre-closing expenses and fees relating to Ernst & Young as special advisor to counsel for the Agent, shall have been paid.

     (e) The first component of the restructuring fee provided for in subsection 2.10(d)(i) of the Credit Agreement, as amended by this Amendment, shall have been paid to the Agent for the ratable account of the Banks, in accordance with their respective Commitment Percentages.

     (f)  The Agent's fee provided for in the letter agreement referred to in
     Section 2.10(a)(ii) of the Credit Agreement, as amended by this Amendment, shall have been paid to the Agent for the Agent's sole account.

     (g) No Material Adverse Effect shall have occurred since March 31, 1994. The condition precedent set forth in this subsection conclusively shall be deemed to have been satisfied if the Majority Banks shall not have declared, by the close of business on May 13, 1994, their intention to assert that a Material Adverse Effect has occurred since March 31, 1994.

     (h) All representations and warranties of the Borrower contained in the next following Section of this Amendment shall be true and correct as of the date that the conditions set forth in subsections (a), (b), (c), (d),
     (e), (f), and (g) of this Section are satisfied.

     (i) Deloitte & Touche concurrently shall have delivered the certified annual financial statements of the Company and its consolidated Subsidiaries for their fiscal year 1994, together with an unqualified opinion that same fairly present the financial condition and results of operations of the Company and its consolidated Subsidiaries for such period.

     (j) Each of conditions set forth in subsections (a), (b), (c), (d), (e),
     (f), (g), (h), and (i) of this Section shall have been satisfied on or before May 13, 1994.

Anything to the contrary contained in the foregoing provisions of this Section notwithstanding, the Obligations of the Borrower to pay the pre-closing fees and out-of-pocket expenses referred to in subsection (d) of this Section, to pay the first component of the restructuring fee referred to in subsection (e) of this Section, and to pay the Agent's fee referred to in subsection (f) of this Section, shall be effective and enforceable on the later of (x) the date that the Borrower first signs and delivers to the Agent an original or facsimile counterpart of this Amendment, and (y) the Third Amendment Bank Signing Date, regardless of whether the conditions set forth in this Section ever are satisfied.

23.  The Borrower represents and warrants to the Agent and each Bank that:

     (a)  The Company and each of its Subsidiaries:

          (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

          (ii) has the power and authority and all necessary governmental licenses, authorizations, consents, and approvals, if any, to execute, deliver, and perform its obligations under this Amendment.

     (b) The execution, delivery, and performance by the Company and its Subsidiaries of this Amendment have been duly authorized by all necessary corporate action, and do not and will not:

          (i)  contravene the terms of any of that Person's Organization
          Documents;

          (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ, or decree of any Governmental Authority to which such Person or its Property is subject; or

          (iii)  violate any Requirement of Law.

     (c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, the Company or any of its Subsidiaries of this Amendment.

     (d) This Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     (e) After giving effect to this Amendment, No Default or Event of Default has occurred and is continuing.

     (f) The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment as though made on and as of such date except to the extent such representations and warranties by their express terms relate to an earlier date, in which case, and to such extent, such representations and warranties were true and correct in all material respects on and as of such earlier date.

24. This Amendment is a Loan Document. Except as expressly amended hereby, the Credit Agreement remains in full force and effect. The Obligations continue to be secured by the Collateral.

25. The provisions of this Amendment shall be binding upon and inure to the benefit of the Borrower Entities, the Banks, the Agent, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Agent and each Bank.

26. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

27. The illegality or unenforceability of any provision of this Amendment shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment.

28. This Amendment is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment. Neither the Agent nor any Bank shall have any obligation to any Person not a party to this Amendment.

29. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

30. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA

OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OR CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH OF THE BORROWER, THE AGENT, AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT, AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
                                                                ---------
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR
- - ----------
PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT, AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

31. THE BORROWER, THE BANKS, AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS, AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AMENDMENT.

32. This Amendment, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Banks, and the Agent, and, except as otherwise provided in the Credit Agreement, supersedes all prior or contemporaneous amendments and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the letter referenced in subsection 2.10(a) of the Credit Agreement, and except for any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs, or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Banks. The foregoing notwithstanding, this Amendment and the Loan Documents do not supersede any provision or provisions of the Old Credit Amendment or of any of the Old Loan Documents that by its or their terms survive the termination of the Old Credit Amendment or such other Old Loan Documents (such as, without limitation, any ongoing obligation to indemnify or reimburse for expenses), and, in addition, this Amendment and the Loan Documents do not supersede or render unenforceable any unpaid obligations, if any, of the Borrower to pay accrued interest, fees, expenses, or other amounts payable under the Old Credit Amendment or the Old Loan Documents to the extent that such obligations were not paid on or before the Closing Date, and to the extent that such obligations were not funded by or converted into Revolving Loans outstanding under the Credit Agreement. In addition, the foregoing notwithstanding, this Amendment and the Loan Documents do not supersede the indemnity given by the Borrower to the Agent, the Banks, and others, pursuant to that certain letter from Peggy A. Fujimoto of the Agent to Gary L. Larkins of the Borrower, dated April 26, 1994, as supplemented by that certain letter from Peggy A. Fujimoto of the Agent to Gary L. Larkins of the Borrower, dated April 29, 1994, as accepted by Gary L. Larkins on behalf of the Borrower on April 29, 1994.

33. This Amendment is the result of negotiations between and has been reviewed by counsel to the Agent, the Borrower, and other parties, and is the product of all parties hereto. Accordingly, this Amendment shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in the preparation of such documents and agreements.

34. The Borrower hereby generally and forever releases, remises, and discharges the Agent, each Bank, each Issuing Bank, and each of their respective officers, directors, employees, attorneys, agents, successors, and assigns from any and all claims, demands, causes of action, damages, liabilities, indebtedness, and costs heretofore or hereafter arising out of, connected with, or incidental to the dealings on or before the Third Amendment Effective Date between the Borrower, on the one hand, and any one or more of the Agent, the Banks, and the Issuing Banks, on the other hand. The Borrower hereby generally and forever releases and waives any and all claims it may have against the Agent, any Bank, any Issuing Bank, or any of their respective officers, directors, employees, attorneys, agents, successors, or assigns, under Section 790.03 of the California Insurance Code or any statutory or case authority for failure to effectuate a prompt, fair, and equitable settlement of any dispute between the Borrower, on the one hand, and the Agent, any of the Banks, or any of the Issuing Banks, on the other hand. With respect to each and every one of the releases herein provided for, the Borrower hereby specifically waives the benefit of the provisions of Section 1542 of the California Civil Code, which provides that: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Los Angeles by their proper and duly authorized officers as of the day and year first above written.


                             HOUSE OF FABRICS, INC.


                             By: _________________________
                                      Donald W. Boyer
                                  Senior Vice President


                             FABRICLAND, INC.


                             By: ________________________
                                      Donald W. Boyer
                                  Senior Vice President


                             SOFRO FABRICS, INC.


                             By: ________________________
                                       Donald W. Boyer
                                  Senior Vice President


                             HOUSE OF FABRICS OF SOUTH CAROLINA, INC.


                             By: ________________________
                                      Donald W. Boyer
                                  Senior Vice President


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION,
                             as the Agent


                             By: ________________________
                             Name:  ________________
                             Title: Vice President

                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION, as a Bank


                             By: ________________________
                             Name:  Dennis V. Arriola
                             Title: Vice President


                             THE DAIWA BANK LIMITED,
                             LOS ANGELES AGENCY


                             By: ________________________
                             Name:  Mr. Hidehiro Ishibashi
                             Title: Deputy General Manager


                             FIRST INTERSTATE BANK OF
                             CALIFORNIA


                             By: ________________________
                             Name:  Fred Dooman
                             Title: Vice President


                             FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                             By:  ________________________
                             Name:  Dennis Snyder
                             Title:  Vice President


                             THE FUJI BANK, LTD., LOS ANGELES AGENCY


                             By: ________________________
                             Name:  Mr. Yasuji Ikawa
                             Title: Joint General Manager


                             THE INDUSTRIAL BANK OF JAPAN,
                             LIMITED, LOS ANGELES AGENCY


                             By: ________________________
                             Name:
                             Title:

                             ISTITUTO BANCARIO SAN PAOLO
                             DI TORINO SpA, LOS ANGELES BRANCH


                             By: ________________________
                             Name:  Roberto Gorlier
                             Title: Branch Manager


                             By:  ________________________
                             Name:  Donald W. Brown
                             Title: First Vice President


                             NBD BANK, NATIONAL ASSOCIATION


                             By: ________________________
                             Name:  Mary Lu Cramer
                             Title: Second Vice President


                             SANWA BANK CALIFORNIA


                             By: ________________________
                             Name:  Kevin D. Kelly
                             Title: Vice President


                             SOCIETE GENERALE


                             By:  ________________________
                             Name:  Donald L. Schubert
                             Title: Vice President


                             THE BANK OF CALIFORNIA, N.A.


                             By:  ________________________
                             Name:  E. Leigh Irwin
                             Title: Vice President



                             UNITED STATES NATIONAL BANK OF OREGON


                             By:  ________________________
                             Name:  Elizabeth Hengeveld
                             Title: Vice President